UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020

Equifax Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	54-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 10, 2020, Equifax Inc. (the “Company”) and certain of its subsidiaries entered into the First Amendment to Credit Agreement (the “Amendment”), which amends the Company’s existing Credit Agreement, dated September 27, 2018, with the lenders party thereto and Truist Bank, successor by merger to SunTrust Bank, as administrative agent (the “Credit Agreement”), in relation to a revolving credit facility in the aggregate available principal amount of $1.1 billion.

The Amendment increases the maximum leverage ratio, defined as consolidated funded debt divided by consolidated EBITDA for the preceding four quarters, to (i) 4.5 to 1.0 for fiscal quarters ending on June 30, 2020 through and including September 30, 2021 and (ii) 4.0 to 1.0 for the fiscal quarter ending on December 31, 2021. The maximum leverage ratio will return to 3.5 to 1.0 beginning with the fiscal quarter ending March 31, 2022 and thereafter. Beginning January 1, 2021, the Company may also elect to increase the maximum leverage ratio by 0.5 to 1.0 (not to exceed 4.5 to 1.0) in connection with certain material acquisitions if the Company satisfies certain requirements.

The Amendment also (i) permits cash in excess of $200 million to be netted against debt in the calculation of the leverage ratio through September 30, 2021, subject to certain restrictions and (ii) extends the add-back of certain expenses related to the 2017 cybersecurity incident to the definition of Consolidated EBITDA through December 31, 2021.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

The information contained in Item 7.01 below is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure

At March 31, 2020, the Company had approximately $370 million in cash and $1.2 billion available under its revolving credit facility and receivables funding facility. The Amendment described above is intended to provide the Company with additional financial flexibility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, dated as of April 10, 2020, by and between Equifax Inc., Equifax Limited, Equifax Canada Co., Equifax Australia Holdings Pty Limited, and Truist Bank, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2020	Equifax Inc.

	By:	/s/ John J. Kelley III
	Name:	John J. Kelley III
	Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary